Exhibit 10.15

CARDIODYNAMICS INTERNATIONAL CORPORATION

2004 STOCK INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK AWARD

You have been granted restricted shares of Common Stock of CardioDynamics International Corporation (the “Company”) on the following terms:

Date of Grant:	[Date of Grant]

Name of Recipient:	[Name of Recipient]

Total Number of Shares Granted:	[Total Shares]

Fair Market Value per Share:	[Stock Price on grant date]

Total Fair Market Value Of Award:	$[Total Value]

Vesting Commencement Date:	Date of Grant

Vesting Schedule:	[ % of the shares subject to this award vest on the ___ anniversary of the Vesting Commencement Date and __% of the shares subject to this award vest on the _____ anniversary of the Vesting Commencement Date, subject to your continuous common-law employment with the Company or a Subsidiary.]

CARDIODYNAMICS INTERNATIONAL CORPORATION

NOTICE OF RESTRICTED STOCK AWARD

By signing this document, you and the Company agree that these shares are granted under and governed by the terms and conditions of the CardioDynamics International Corporation 2004 Stock Incentive Plan (the “Plan”) and the Restricted Stock Agreement, which is attached to and made a part of this document.

By signing this document you further agree that the Company may deliver by e-mail all documents relating to the Plan or this award (including without limitation, prospectuses required by the Securities Act of 1933 and the regulations promulgated thereunder by the Securities Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements). You also agree that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a website, it will notify you by e-mail.

[NAME OF RECIPIENT]		CARDIODYNAMICS INTERNATIONAL CORPORATION

By:

Title:

Spousal Consent

                         [RECIPIENT’S SPOUSE] indicates by the execution of this Agreement such spouse’s consent to be bound by the terms herein as to such spouse’s interest, if any, in the Shares, whether as community property or otherwise.

(Signature)

(Printed Name)

CARDIODYNAMICS INTERNATIONAL CORPORATION

NOTICE OF RESTRICTED STOCK AGREEMENT

CARDIODYNAMICS INTERNATIONAL CORPORATION

2004 STOCK INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

SECTION 1. PAYMENT FOR SHARES.

No payment is required for the shares that you are receiving.

SECTION 2. GOVERNING PLAN.

The shares that you are receiving are granted pursuant and subject in all respects to the applicable provisions of the CardioDynamics International Corporation 2004 Stock Incentive Plan (the “Plan”), which is incorporated herein by reference. Terms not otherwise defined in this Agreement have meanings ascribed to them in the Plan.

SECTION 3. VESTING.

The shares that you are receiving will vest in installments, as shown in the Notice of Restricted Stock Award.

No additional shares vest after your common-law employment with the Company or a Subsidiary has terminated for any reason.

SECTION 4. SHARES RESTRICTED.

Unvested shares will be considered “Restricted Shares.” You may not sell, transfer, pledge or otherwise dispose of Restricted Shares without the written consent of the Company. If permitted by the Company, you may transfer Restricted Shares to your spouse, children or grandchildren or to a trust established by you for the benefit of yourself or your spouse, children or grandchildren. However, a transferee of Restricted Shares must agree in writing on a form prescribed by the Company to be bound by all provisions of this Agreement.

SECTION 5. FORFEITURE.

If your Service terminates for any reason, then your shares will be forfeited to the extent that they have not vested before the termination date and do not vest as a result of termination. This means that the Restricted Shares will immediately revert to the Company. You receive no payment for Restricted Shares that are forfeited. The Company determines when your Service terminates for this purpose.

SECTION 6. LEAVES OF ABSENCE AND PART-TIME WORK.

For purposes of this award, your Service does not terminate when you go on a military leave of absence, a sick leave of absence or another bona fide leave of absence, if the leave of absence was approved by the Company in writing and if continued crediting of Service is required by the terms of the leave or by applicable law. Your Service will terminate when the approved leave of absence ends unless you immediately return to active work.

CARDIODYNAMICS INTERNATIONAL CORPORATION

RESTRICTED STOCK AGREEMENT

SECTION 7. STOCK CERTIFICATES.

The certificates for Restricted Shares have stamped on them a special legend referring to the forfeiture restrictions. In addition to or in lieu of imposing the legend, the Company may hold the certificates in escrow. As your vested percentage increases, you may request (at reasonable intervals) that the Company release to you a non-legended certificate for your vested shares.

SECTION 8. SHAREHOLDER RIGHTS.

During the period of time between the date of grant and the date the shares become vested, you shall have all the rights of a shareholder with respect to the shares except for the right to transfer the shares, as set forth in Section 4. Accordingly, you shall have the right to vote the shares and to receive any cash dividends paid with respect to the shares.

SECTION 9. WITHHOLDING TAXES.

No stock certificates will be distributed to you unless any withholding taxes that may be due as a result of this award or the vesting of the shares have been paid. By signing this Agreement, you authorize the Company or your actual employer to withhold all applicable withholding taxes legally payable by you. The Company, in its sole discretion, will withhold shares of Common Stock that otherwise would be distributed to you when they vest to satisfy the withholding obligation, but not in excess of the amount of shares necessary to satisfy the minimum withholding amount. The Fair Market Value of these shares, determined as of the date when taxes otherwise would have been withheld in cash, will be applied to the withholding taxes. You also authorize the Company, or your actual employer, to satisfy all withholding obligations of the Company or your actual employer from your wages or other cash compensation payable to you by the Company or your actual employer.

SECTION 10. RESTRICTIONS ON RESALE.

You agree not to sell any shares at a time when applicable laws, Company policies or an agreement between the Company and its underwriters prohibit a sale. This restriction will apply as long as your Service continues and for such period of time after the termination of your Service as the Company may specify.

SECTION 11. NO RETENTION RIGHTS.

Your award or this Agreement does not give you the right to be employed or retained by the Company or a subsidiary of the Company in any capacity. The Company and its subsidiaries reserve the right to terminate your Service at any time, with or without cause.

CARDIODYNAMICS INTERNATIONAL CORPORATION

RESTRICTED STOCK AGREEMENT

SECTION 12. ADJUSTMENTS.

In the event of a stock split, a stock dividend or a similar change in Company stock, or a merger or a reorganization of the Company, the forfeiture provision of Section 5 will apply to all new, substitute or additional securities or other properties to which you are entitled by reason of your ownership of the shares.

SECTION 13. APPLICABLE LAW.

This Agreement will be interpreted and enforced under the laws of the State of California (without regard to choice-of-law provisions).

SECTION 14. THE PLAN AND OTHER AGREEMENTS.

The text of this Plan is incorporated in this Agreement by reference. This Agreement and the Plan constitute the entire understanding between you and the Company regarding this award. Any prior agreements, commitments or negotiations concerning this award are superseded. This Agreement may be amended only by another written agreement between the parties.

SECTION 15. SUCCESSORS AND ASSIGNS.

The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by, the Company’s successors and assigns. Your rights and obligations under this Agreement may only be assigned with the prior written consent of the Company.

SECTION 16. NOTICE.

Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon the earliest of personal delivery, receipt or the third full day following deposit in the United States Post Office with postage and fees prepaid, addressed to the other party hereto at the address last known or at such other address as such party may designate by ten (10) days’ advance written notice to the other party hereto.

SECTION 17. NO ORAL MODIFICATION.

No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto.

CARDIODYNAMICS INTERNATIONAL CORPORATION

RESTRICTED STOCK AGREEMENT